                                                                     Exhibit 7.4

                              METHANEX CORPORATION


                                    AS ISSUER





                                       AND





                              THE BANK OF NEW YORK


                                   AS TRUSTEE








                          SECOND SUPPLEMENTAL INDENTURE


                            DATED AS OF JUNE o, 2002

                                       To

 Indenture dated as of July 20, 1995, between Methanex Corporation, as Issuer, and The Bank of New York (formerly United States Trust Company of New York), as
              Trustee, providing for the issue of Debt Securities

                          SECOND SUPPLEMENTAL INDENTURE


         THIS SECOND SUPPLEMENTAL INDENTURE (this "Second Supplemental
Indenture") is made as of the     day of        , 2002, between Methanex
Corporation (the "Company") and The Bank of New York (formerly United States Trust Company of New York), as trustee (the "Trustee").


         WHEREAS, by a trust indenture made as of July 20, 1995, between the Company and the Trustee provision was made for the issue of securities of the Company in one or more series (the "Original Indenture");


         WHEREAS under and in accordance with the terms of the Original Indenture, there have heretofore been issued two series of securities;


         WHEREAS the Original Indenture provides that the aggregate principal amount of securities which may be issued thereunder is unlimited but securities may be issued only upon and subject to the conditions and limitations set forth therein;


         WHEREAS the Company desires and may from time to time desire to issue Debt Securities having the attributes and characteristics hereinafter set forth;


         WHEREAS the Company is not in default under the Original Indenture;


         WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions passed to authorize the execution and delivery of this Second Supplemental Indenture and to make the same legal and valid and binding upon the Company; and


         WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;


         WHEREAS the Company is permitted to enter into this Second Supplemental Indenture pursuant to Section 9.01(j) of the Original Indenture;


         NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Second Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Debt Securities:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS.


         For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the subject matter or context otherwise requires:



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         "Debt Securities" has the meaning set forth in the Original Indenture, except that it shall not include the 7.40% Notes Due 2002 or the 7.75% Notes Due 2005;

         "Original Indenture" means the trust indenture made as of July 20, 1995 between the Company and the Trustee;

         "Second Supplemental Indenture" means this second supplemental indenture made as of June [o], 2002 between the Company and the Trustee in supplement to the Original Indenture;

         "Trust Indenture" means the Original Indenture as supplemented by this Second Supplemental Indenture and any other indenture, deed or instrument supplemental or ancillary thereto; and

other terms and expressions used herein shall have the same meanings as corresponding expressions defined in the Trust Indenture.

         SECTION 1.02 SCHEDULES.

         The following Schedule forms part of this Second Supplemental
Indenture:

         Schedule I - Form of Debt Security

         SECTION 1.03 TO BE READ WITH ORIGINAL INDENTURE.


         This Second Supplemental Indenture is a supplemental indenture within the meaning of the Original Indenture and the Original Indenture and this Second Supplemental Indenture shall be read together and shall have effect, so far as practicable, as though all the provisions of the Original Indenture and this Second Supplemental Indenture were contained in one instrument.

                                   ARTICLE II

                                  SERIES NOTES

         SECTION 2.01 CESSATION OF APPLICABILITY OF SECTION 4.10 OF THE ORIGINAL INDENTURE TO THE DEBT SECURITIES.

         Section 4.10 of the Original Indenture, as from time to time supplemented and amended, shall not apply to Debt Securities of any series.

         SECTION 2.02 CHANGE OF CONTROL.

         The following is added as an additional covenant of the Company with respect to any series of the Debt Securities, unless otherwise specified as to that series pursuant to Section 2.03 of the Original Indenture:



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         (A) Upon the occurrence of a Change of Control Triggering Event, the
Company shall make an offer (a "Change of Control Offer") to each Holder of Debt Securities of any series to which this Section 2.02 is applicable to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Debt Securities of such series at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (provided, however, that installments of interest whose interest payment date is on or prior to the Change of Control Payment Date, described below, shall be payable to the Holders of the Debt Securities of such series registered as such at the close of business on the regular record date for such interest according to their terms and the provisions of Section
2.12 of the Indenture) (the "Change of Control Payment"). A "Change of Control Triggering Event" shall be deemed to have occurred if a Change of Control and a Rating Decline both occur. Within 30 days following the occurrence of any Change of Control Triggering Event, the Company shall mail a notice to each Holder of Debt Securities of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and stating: (1) that the Change of Control Offer is being made pursuant to this Section 2.02 and that all Debt Securities of such series tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Debt Security of such series not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Debt Securities of such series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Debt Securities of such series purchased pursuant to a Change of Control Offer will be required to surrender the Debt Securities of such series to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debt Securities of such series delivered for purchase, and a statement that such Holder is withdrawing its election to have the Debt Securities of such series purchased; and (7) that Holders whose Debt Securities are being purchased only in part will be issued new Debt Securities of such series equal in principal amount to the unpurchased portion of the Debt Securities of such series surrendered, which unpurchased portion must be equal to US$1,000 in principal amount or an integral multiple thereof. The Company shall notify the Trustee, at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Change of Control Offer, of the Company's obligation to make the Change of Control Offer, and the Change of Control Offer shall be mailed by the Company, or at the Company's request, by the Trustee in the name and at the expense of the Company. The Company shall comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Debt Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

         (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Debt Securities of such series or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Debt Securities of such series or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Debt Securities of such series so accepted together with an Officers' Certificate stating the aggregate principal amount of Debt Securities of such series or portions thereof being purchased by the Company. The paying agent shall promptly mail to each such Holder of Debt Securities of such series so tendered the Change of Control Payment for such Debt Securities so tendered, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debt Security of such series equal in principal amount to any unpurchased portion of the Debt Securities of such series surrendered by such Holder, if any; provided, that each such new Debt Security of such series shall be in a principal amount of US$1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (C) Notwithstanding anything to the contrary in this Section 2.02, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements


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


set forth in this Section 2.02 and all other provisions of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Debt Securities of the applicable series properly tendered and not withdrawn under such Change of Control Offer.

         (D) For purposes of this Section 2.02, the following terms shall have the respective meanings specified in this paragraph (D):

"BOARD OF DIRECTORS" means the Board of Directors of the Company;

"CHANGE OF CONTROL" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any amalgamation, merger or consolidation) the result of which is that any "person" (as defined in clause (1) of this definition), becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

                  (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

                  (5) the Company amalgamates or consolidates with, or merges with or into, any person, or any person amalgamates or consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee person constituting a majority of the Voting Stock of such surviving or transferee person, measured by voting power rather than number of shares, immediately after giving effect to such issuance.


         "CONTINUING DIRECTORS" means, with respect to a series of Debt Securities, as of any date of determination, any member of the Board of Directors who:

         (1) was a member of the Board of Directors on May 31, 2002 for any series of Debt Securities issued on or prior to June 30, 2002, and on the date of original issuance of the series of Debt Securities for any series of Debt Securities issued after June 30, 2002; or

         (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

         "DISQUALIFIED STOCK" means, with respect to a series of Debt Securities, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Debt Securities of such series mature.

         "GRADATION" means a gradation within a Rating Category or a change to another Rating Category, which shall include "+" and "-," in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one graduation); "1, " "2" and "3, " in the case of Moody's current Rating Categories (e.g., a decline from B1 to B2 would constitute a decrease of one gradation); or the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P or Moody's.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "RATING AGENCIES" means (1) S&P and Moody's or (2) if S&P and Moody's or both of them are not making ratings of the Debt Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

         "RATING CATEGORIES" means (1) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, C and D (or equivalent successor categories); (2) with respect to Moody's, any of the following categories (any of which may include a "1, " "2" or "3"): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and
(3) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

         "RATING DECLINE" means, with respect to a series of Debt Securities, the occurrence of a decrease in the rating of the Debt Securities of such series by any Rating Agency by one or more Gradations at any time within 90 days (which period shall be extended so long as the rating of the Debt Securities of such series is under publicly announced consideration for a possible downgrade by any Rating Agency) after the date of public notice of a Change of Control, or the intention of the Company or any person to effect a Change of Control.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hil & Companies, Inc., and its successors.

         "VOTING STOCK" of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

         SECTION 2.03 ADDITIONAL EVENT OF DEFAULT.

         In addition to the Events of Default set forth in Section 6.01 of the Original Indenture, an Event of Default with respect to the Debt Securities of a series occurs if the Company fails to comply with Section 2.02 of this Second Supplemental Indenture, to the extent applicable to that series.

         SECTION 2.04 ADDITIONAL COVENANT DEFEASANCE.

         In addition to the covenants set forth in Section 11.02(b)(ii) of the Original Indenture, the Company at any time may terminate, with respect to Debt Securities of a particular series, its obligations under Section 2.02 of this Second Supplemental Indenture, upon the terms and subject to the conditions of
Article XI of the Original Indenture. If the Company exercises, with respect to a particular series of Debt Securities, its "covenant defeasance option"


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under Section 11.02(b)(ii) of the Original Indenture, as supplemented by this
Second Supplemental Indenture, then, in addition to the Events of Default specified in the second sentence of the second paragraph of Section 11.02(b) of the Original Indenture, payment of the Debt Securities of the defeased series may not be accelerated because of the Event of Default specified in Section 2.03 of this Second Supplemental Indenture.

         SECTION 2.05 FORM OF NOTE.

         Upon execution of this Second Supplemental Indenture, the form of Note set forth in Exhibit A to the Original Indenture shall be amended as follows:
(i) the second paragraph of Section 4 of the reverse side thereof shall be changed to delete therefrom the words "the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations," and (ii) there shall be added to the Debt Security the "Option of Holder to Elect Purchase" set forth in Schedule I to this Second Supplemented Indenture. The Form of Debt Security, as amended, is attached hereto as Schedule I.

                                  ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.01 EFFECTIVENESS.


         This Second Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Second Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture, for all purposes, and the rights of every Holder of Debt Securities shall hereafter be determined, exercised and enforced subject in all respects to the terms of this Second Supplemental Indenture, and all the terms and conditions of the Original Indenture for any and all purposes.

         SECTION 3.02 INDENTURE REMAINS IN FULL FORCE AND EFFECT.

         Except as supplemented hereby, all provisions in the Original Indenture shall remain in full force and effect.

         SECTION 3.03 INDENTURE AND SECOND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER.

         This Second Supplemental Indenture is an indenture supplemental to the Original Indenture, and the Original Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

         SECTION 3.04 CONFIRMATION AND PRESERVATION OF ORIGINAL INDENTURE.

         The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.



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         SECTION 3.05 CONFLICT WITH TRUST INDENTURE ACT.

         If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

         SECTION 3.06 SEVERABILITY.

         In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.07 HEADINGS.


         The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 3.08 BENEFITS OF SUPPLEMENTAL INDENTURE, ETC.

         Nothing in this Second Supplemental Indenture or the Debt Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Debt Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Debt Securities.

         SECTION 3.09 SUCCESSORS.

         All agreements of the Company in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

         SECTION 3.10 TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Second Supplemental Indenture or the due authorization of this Second Supplemental Indenture by the Company.

         SECTION 3.11 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.


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         In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to, the Trustee, whether or not elsewhere herein so provided.

         SECTION 3.12 GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         SECTION 3.13 ACCEPTANCE OF TRUSTS

         The Trustee hereby accepts the trusts in this Second Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Original Indenture as supplemented by this Second Supplemental Indenture.

         SECTION 3.14 COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date and year first above written.




                           METHANEX CORPORATION,
                           as Issuer



                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                           THE BANK OF NEW YORK,
                           as Trustee


                           By:
                              --------------------------------------------------
                              Name:
                              Title:


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                                                                      SCHEDULE I

                          [FORM OF FACE DEBT SECURITY]
                         [GLOBAL DEBT SECURITIES LEGEND]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Number [o]                                                             U.S.$ [o]

                           [o]% Debt Security Due [o]

         METHANEX CORPORATION, a Canadian corporation, promises to pay to [o] or registered assigns, the principal sum of [o] dollars on [o], [o].

                                    CUSIP [o]

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

         Interest Payment Dates: [o] and [o]

         Record Dates: [o] and [o]

         Additional provisions of this Debt Security are set forth on the other side of this Debt Security.

Dated:


                                          METHANEX CORPORATION

                                          By



                                          --------------------------------------
                                                   Corporate Secretary


                                          --------------------------------------
                                                Senior Vice President Finance


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

THE BANK OF NEW YORK

     as Trustee, certifies                                      [Seal]
     that this is one of the
     Debt Securities referred
     to in the Indenture.


By:
   -----------------------------------------
         Authorized Signatory



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                     [FORM OF REVERSE SIDE OF DEBT SECURITY]

                              METHANEX CORPORATION

                          [o]% DEBT SECURITY DUE 20[O]


1.       Interest.

         Methanex Corporation, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Debt Security at the rate per annum shown above. The Company will pay interest semiannually on [o] and [o] of each year. Interest on the Debt Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [o], [o]. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Debt Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment.

         The Company will pay interest on the Debt Securities (except defaulted interest) to the persons who are registered holders of Debt Securities at the close of business on the [o] or [o] next preceding the interest payment date even if Debt Securities are cancelled after the record date and on or before such interest payment date. Holders must surrender Debt Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Debt Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the account of The Depository Trust Company as specified by The Depository Trust Company. The Company will make all payments in respect of the Definitive Securities (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof.

3.       Paying Agent and Registrar.

         Initially, The Bank of New York, a New York corporation authorized to do a banking business ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture.

         The Company issued the Debt Securities under an Indenture dated as of July 20, 1995 ("Original Indenture"), as supplemented by a Second Supplemental Indenture dated June [o], 2002 ("Second Supplemental Indenture", together with the Original Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Debt Securities are subject to all such terms, and Debt Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Debt Securities are general unsecured obligations of the Company unlimited in amount (subject to Section 2.07 of the Original Indenture). The Original Indenture imposes certain limitations on the creation of Liens by the Company and the Subsidiaries, sale and leaseback transactions, transactions with respect to Unrestricted Subsidiaries, and the ability of the Company or a Restricted Subsidiary that is Guarantor to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions.


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5.       Optional Redemption.

         The Debt Securities may not be redeemed prior to maturity at the option of the Company.

6.       Special Tax Redemption.

         If, as a result of any change in, or amendment to, the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after [o], [o] the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Debt Securities, any Additional Amounts in accordance with Section 4.07 of the Original Indenture, then the Company may, at its option, redeem the Debt Securities, as a whole but not in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (if any) to the redemption date; provided that the Company shall have determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Debt Securities.

7.       Notice of Redemption.

         Notice of redemption will be mailed not less than 30 days but not more than 60 days before the redemption date to each Holder of Debt Securities to be redeemed at his registered address. Debt Securities in denominations larger than U.S.$1,000 may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest (if any) on all Debt Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debt Securities (or such portions thereof) called for redemption.

8.       Denominations; Transfer; Exchange.

         The Debt Securities are in registered form without coupons in denominations of U.S.$1,000 and whole multiples of U.S.$1,000. A Holder may transfer or exchange Debt Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debt Securities selected for redemption (except, in the case of a Debt Security to be redeemed in part, the portion of the Debt Security not to be redeemed) or any Debt Securities for a period of 15 days before a selection of Debt Securities to be redeemed or 15 days before an interest payment date.

9.       Persons Deemed Owners.

         The registered holder of this Debt Security may be treated as the owner of it for all purposes.

10.      Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of its and each Guarantor's obligations under the Debt Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Debt Securities to redemption or maturity, as the case may be.

12.      Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debt Securities may be amended with respect to the Debt Securities of a series with the consent of the Holders of a least a majority in principal amount outstanding of the Debt Securities of such series and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Debt Securities of such series. Subject to certain exceptions set forth in the Indenture, without the consent of any Debt Securityholder, the Company and the Trustee may amend the Indenture or the Debt Securities of a series to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 10 of the Original Indenture, or to add guarantees with respect to the Debt Securities of such series or to secure the Debt Securities of such series, or to add additional covenants or to surrender rights and powers conferred on the Company or the Subsidiaries, or to comply with any requirement of the United States Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or to make any change that does not adversely affect the rights of any Debt Securityholder of such series in any material respect.

13.      Defaults and Remedies.

         Under the Indenture, Events of Default with respect to a series of Debt Securities include (i) default for 30 days in payment of interest on the Debt Securities of such series (including any Additional Amounts when due); (ii) default in payment of principal on the Debt Securities of such series at maturity, upon redemption, upon declaration or otherwise, or failure by the Company to redeem or purchase Debt Securities of such series when required pursuant to the Indenture or the Debt Securities of such series; (iii) failure by the Company or a Restricted Subsidiary to comply with other agreements in the Indenture or the Debt Securities of such series, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or a Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds U.S.$10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company or a Significant Subsidiary; and (vi) except as otherwise provided in the Indenture, any Guarantee ceasing to be in full force and effect, or being declared by a court of competent jurisdiction or governmental authority to be invalid or unenforceable. If an Event of Default with respect to a series of Debt Securities occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series may declare all the Debt Securities of such series to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Debt Securities of a series being due and payable immediately upon the occurrence of such Events of Default.

         Debt Securityholders may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debt Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Debt Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debt Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.      Guarantees.

         The Company has covenanted pursuant to the Indenture, subject to certain exceptions, to cause any Restricted Subsidiary that Incurs Indebtedness to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will guarantee this Debt Security on the same terms and conditions as those set forth in Exhibit B to the Indenture.

16.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Debt Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security, each Holder of a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities.

17.      Authentication.

         This Debt Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debt Security.

18.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder of a Debt Security or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

19.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debt Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Debt Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Governing Law.

         EACH DEBT SECURITY AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS).

         THE COMPANY WILL FURNISH TO ANY HOLDER OF A DEBT SECURITY UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER OF A DEBT SECURITY A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS DEBT SECURITY IN LARGE TYPE. REQUESTS MAY BE MADE TO:

                  METHANEX CORPORATION
                  1800 WATERFRONT CENTER
                  200 BURRARD STREET
                  VANCOUVER, B.C. V6C 3M1

                                 ASSIGNMENT FORM

         To assign this Debt Security, fill in the form below:

         I or we assign and transfer this Debt Security to

         (Print or type assignee's name, address and zip code)



         (Insert assignee's soc. sec. or tax I.D. No.)


         and irrevocably appoint                        agent to transfer this
         Debt Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                               Your Signature:
      -----------------------                       ----------------------------
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Debt Security)



Signature Guarantee:
                     -----------------------------------------------------------
                           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

                                    SCHEDULE

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Debt Security purchased by the Company pursuant to Section 2.02 of the Second Supplemental Indenture, check this box: [ ]

         If you want to elect to have only part of this Debt Security purchased by the Company pursuant to Section 2.02 of the Second Supplemental Indenture, state the amount you elect to have purchased:

                          ---------------------------





Date:
     ---------------------------


                       Your Signature:..........................................
                            (Sign exactly as your name appears on the face of this Debt Security)

                       Tax Identification No.:..................................


Signature Guarantee*:
                     --------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                   [TO BE ATTACHED TO GLOBAL DEBT SECURITIES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DEBT SECURITY


         The following increases or decreases in this Global Debt Security have been made:


=============================================================================================================
                                               Amount of increase   Principal Amount of
                         Amount of decrease      in Principal        this Global Debt
                        in Principal Amount     Amount of this      Security following      Signature of
                        of this Global Debt       Global Debt        such decrease or    authorized officer
   Date of Exchange           Security             Security              increase            of Trustee
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================



9